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                                                                     Exhibit 5.1


                       PORTER, WRIGHT, MORRIS & ARTHUR 41
                     South High Street Columbus, Ohio 43215
                            Telephone: (614)227-2000
                               Fax: (614)227-2100


                                  June 11, 1998


Telegroup, Inc.
2098 Nutmeg Avenue
Fairfield, Iowa 52556

         Re:  Registration Statement on Form S-8
              Telegroup, Inc. Third Amended and Restated 1996 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for Telegroup, Inc., an Iowa corporation ("Telegroup"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Telegroup with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 750,000 shares of Telegroup Common Stock, no par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ PORTER, WRIGHT, MORRIS & ARTHUR


                                PORTER, WRIGHT, MORRIS & ARTHUR